Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional

Information constituting part of this Pre-Effective Amendment No.

2 to the registration statement on Form N-1A (the "Registration

Statement") of our report dated July 15, 1999, relating to the statements of Alliance Health Care Find, inc., which appears in such Statement of Additional Information.  We also consent to the reference to us under the headings "Shareholder Services -

Statements and Reports" and "General Information - Independent

Accountants" in such Statement of Additional Information.





PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
July 15, 1999